Exhibit 99.1

Eton Pharmaceuticals Announces Acceptance for Filing of New Drug Application for Zonisamide Oral Suspension

- Application Assigned a PDUFA Date of May 29, 2021

DEER PARK, Ill., October 15, 2020 (GLOBE NEWSWIRE) — Eton Pharmaceuticals, Inc (Nasdaq: ETON), a specialty pharmaceutical company focused on developing and commercializing innovative treatments for rare pediatric diseases, today announced the U.S. Food and Drug Administration (FDA) has accepted for filing the company’s new drug application (NDA) for zonisamide oral suspension. The application has been assigned a Prescription Drug User Fee Act (PDUFA) date of May 29, 2021.

The application was submitted for the treatment of partial seizures in patients with epilepsy. Zonisamide is one of Eton’s three neurology-focused oral liquid product candidates that have been submitted to the FDA, and all three product candidates are expected to be approved and launched in 2021.

About Eton Pharmaceuticals

Eton Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing innovative treatments for rare pediatric diseases. The company currently owns or receives royalties from three FDA-approved approved products, including ALKINDI® SPRINKLE, Biorphen®, and Alaway® Preservative Free, and has six additional products in its late-stage pipeline, including five that have been submitted to the FDA.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Company Contact:

David Krempa
dkrempa@etonpharma.com
612-387-3740